INVESTOR RELATIONS
CONSULTING AGREEMENT

This Investor Relations Consulting Agreement (the "Agreement") is entered into this 15 day of January 2011, by and between **QUANTUM SOLAR POWER CORP.** ("Quantum") having a business address at 1055 W. Hastings, Suite 300, Vancouver, BC Canada V6E 2E9; and **TEATYN ENTERPRISES INC.** ("Teatyn") having a business address at Unit #105 – 18408 64th Ave., Surrey, BC Canada V3S 1E9.

RECITALS

WHEREAS: Quantum desires to engage Teatyn to perform investor relations consulting services related to Quantum's investor relations requirements.

WHEREAS: Teatyn desires to provide Quantum with investor relations consulting services involving the use of Teatyn's business and working relationships with public / private / institutional investors, brokers / dealers and financial advisors / analysts in the securities and financial services community.

AGREEMENT

WITNESSETH: In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. TERM OF THE AGREEMENT: This agreement is effective on January 6, 2011, and shall cover the one year period commencing on January 15, 2011 through to January 14, 2012, a term of twelve months.

2. CONSULTING SERVICES: Teatyn will provide consulting services to Quantum regarding investor relations; subject to the condition that Teatyn shall not be required to be registered and licensed with any federal, provincial or state regulatory body or self-regulating agency in either the United States or Canada. During the term of this Agreement Teatyn will use its best efforts to increase investor awareness and market liquidity for the common shares of Quantum by providing those usual customary services performed by an investor relations firm to a public corporation including, but not necessarily limited to, the following:
    - Providing advice and input related to creating a one or two page corporate profile that will summarize and promote the Quantum business plan;
    - Providing advice and input related to public news dissemination;
    - Advising on the use of advertizing and trade shows designed to promote the Quantum business plan;
    - Advising on and working in conjunction with a public relations firm for the promotion of the Quantum business plan;
    - To initiate, receive and respond to investor telephone and email inquiries.

    Any of the foregoing documentation and information concerning Quantum prepared by or provided by Teatyn shall be only from materials and information supplied by Quantum,

including, but not limited to, due diligence reports, corporate profiles, fact sheets and newsletters, and said foregoing documentation and information concerning Quantum shall be in the public domain. Any printed documentation prepared by Teatyn and concerning Quantum shall be pre-approved by Quantum, in writing, prior to dissemination by Teatyn.

3. ACTIVITIES OF TEATYN: In performing its services under this Agreement, Teatyn will not make use of spam e-mails or spam faxes or any other manipulative practices and shall not engage any subcontractor involved in such activities.

4. REQUIREMENTS OF Quantum:

4.1) Quantum shall make available its executive officers to educate Teatyn staff as to the Quantum business plan and opportunity as soon as practical after the start of this agreement and periodically thereafter as required to keep Teatyn staff current with developments in the Quantum business plan;

4.2) Quantum shall make available to Teatyn the following:

a) Copies of all relevant Quantum materials, such as company reports or brochures;

b) A recent Quantum shareholder's list with all available addresses both postal and email and provide updated shareholder's lists on a periodic basis; and

4.3) Quantum will promptly review materials created and submitted by Teatyn and provide their suggested changes or approval for dissemination in a timely basis.

5. COMPENSATION FOR SERVICES: Upon execution of this Agreement, Quantum hereby covenants and agrees to pay Teatyn as follows:

5.1) An initial start-up payment of $10,250.00 plus HST due on signing the Agreement;

5.2) $8,500.00 per month plus HST; for a total compensation over the term of the Agreement of $93,500 plus HST. The monthly payments shall be paid in advance commencing on the 1st of February, 2011 and on the 1st day of each month thereafter, covering the period February 1, 2011 to December 31, 2011, and each of the subsequent payments due on the first of the month to which they pertain;

5.3) A final payment of $4,250.00 plus HST on January 1, 2012 to cover the period from January 1 to January 14, 2012; and

5.4) i) Concurrent with the execution of this Agreement, Quantum will sell to Teatyn at and for an aggregate consideration of $6,000 a total of 600,000 warrants (the "Warrants"). Each Warrant will be exercisable to purchase one common share of Quantum at a price of $1.90 US per share and will be exercisable, subject to vesting up to and including the earlier of, the effective date of termination of this Agreement, or January 14, 2012. The right to exercise the Warrants will vest as to 50,000 at the beginning of each calendar month with the exception that 25,000 will vest immediately on execution of this Agreement. The Warrants will have a cashless

exercise feature based on the difference between the market price of Quantum's securities at the time of exercise and the exercise price. In the event that there shall occur, during the term of this Agreement, a transaction or related series of transactions or a takeover bid that results in a change in the ownership of 51% or more of the outstanding common shares of Quantum, any of the Warrants not yet vested shall vest immediately.

(ii) Teatyn acknowledges that the Warrants and any shares acquired on exercise of the Warrants (the "Warrant Shares") will be restricted securities and will bear appropriate restrictive legends. Quantum agrees that it will remove restrictive legends on any certificates representing Warrant Shares upon receipt of appropriate confirmation that Teatyn is not an affiliate of Quantum and (A) in the case of cashless exercise, at least six months have expired from the date of vesting of the Warrants exercised to purchase the Warrant Shares, and (B) in the case of exercise for cash, the Warrant Shares have been held for not less than six months from their issuances.

(iii) The Warrants and the Warrant Shares shall be issued to Teatyn based on the representations and warranties of Teatyn that:

A. Teatyn is acquiring the Warrants and the Warrant Shares for its own account for investment;

B. Teatyn is an accredited investor as defined in National Instrument 45-106 – *Prospectus and Registration Exemptions*;

C. Teatyn has the financial means to bear the economic risk of an investment in the Warrants and the Warrant Shares; and

D. Teatyn is not a resident of the United States and is otherwise not a "U.S. Person" as that term is defined in Regulation S of the 1933 Act and Teatyn is not acquiring the Warrants or the Warrant Shares for the account or benefit of any such U.S. Person.

(iv) In the event that Quantum shall file a registration statement, other than a registration statement on Form S-8, to qualify the sale of any of its common shares, Teatyn shall be entitled to have included in such registration the registration of sale of any shares acquired on exercise of the Warrants unless in the event that the underwriter of an offering included in such registration statement deems that the qualification of the sale of the Warrant Shares would adversely impact on the marketability of the underwritten offering.

6. REIMBURSEMENT FOR EXPENSES. Quantum shall, subject to its prior written approval, pay all reasonable costs and expenses incurred by Teatyn, its directors, its officers, employees and agents, in the performance of its consulting services as set forth in Section 2 above, excluding Teatyn's general and administrative costs. Such expenses shall include the following:

6.1) Usual and customary travel expenses provided such expensed are incurred solely on behalf of Quantum;

6.2) Admission fees to financial and/or investment events when such fees are incurred solely on behalf of Quantum; and

6.3) Such other costs as may be mutually agreed upon from time to time.

7. CONFIDENTIALITY: Teatyn acknowledges that the information provided to it by Quantum under this Agreement including, without limiting the generality of the foregoing, shareholder lists, business plans and technical scientific information is the intellectual property of Quantum and it shall, and shall ensure that its employees and agents shall, keep such information confidential and not make use of it for any purpose other than the purposes of this Agreement. Teatyn shall cause its employees and agents involved in providing services under this Agreement to enter into Quantum's standard form non-disclosure agreement in the form attached as Schedule A.

8. TERMINATION: This Agreement may be terminated by either party without cause upon thirty (30) days written notice delivered to the other party as provided for and set forth in Section 10 below. In the event this agreement is terminated by Quantum all compensation, pursuant to Section 5, shall be deemed earned and due to Teatyn through to and including the termination date by Quantum. This Agreement may be terminated immediately by Quantum in the event Teatyn is in breach of this Agreement or has caused a violation of applicable laws.

9. LIMITED LIABILITY. Pursuant to the terms of this Agreement, Teatyn shall not be liable to Quantum, or to any third party claimant due to any relationship with Quantum, for any acts or omissions in the performance of services by Teatyn herein defined, or by the officers, directors, agents or employees of Teatyn, except when said acts or omissions of Teatyn are due to its willful misconduct or a result of its breach of this Agreement or violation of applicable laws. If Teatyn fails to perform its services hereunder, its liability to Quantum shall not exceed the actual amount paid to Teatyn under Section 5.1 of this Agreement. In no event will Teatyn be liable for any indirect, special or consequential damages resulting from any claim against Quantum by any person or entity relating to this agreement, unless such damages result from the use, by Teatyn, of information not authorized by Quantum, or from acts or omissions of Teatyn are due to its willful misconduct. Quantum agrees to indemnify and hold Teatyn harmless for any damages which may occur as a result of Quantum providing Teatyn with false or misleading information.

10. NOTICES. Any notice or other communication required to be given hereunder in writing shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

11. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supersedes and voids all prior written or verbal agreements between the parties. This Agreement shall be construed and enforced in

accordance with, and the rights of the parties to this Agreement shall be governed by, the laws of British Columbia, Canada, and each of the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia, Canada.

12. WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature, unless such shall be signed by the person making such waiver and/or which by its terms so provides.

13. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

14. CURRENCY. All references to dollars in this Agreement, unless otherwise noted, are in Canadian dollars.

15. COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

TEATYN ENTERPRISES INC.

Per: ______________________ Date: Jan 27/2011
Steve McGuire, President

QUANTUM SOLAR POWER CORP.

Per: ______________________ Date: JAN 28/2011
Daryl J. Ehrmantraut, President

C:\Users\user\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content.Outlook\AQUD9FY1\Teatyn Investor Relations Contract - Quantum v5.DOC

SCHEDULE A
NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT
("Agreement")

This Agreement is made between:

Quantum Solar Power Corporation, a company having an office at 1055 West Hastings, Suite 300, Guinness House Vancouver, BC V6E 2E9 (the "Discloser")

AND

Teatyn Enterprises Inc. ("Teatyn") having a business address at Unit #105 – 18408 64th Ave., Surrey, BC Canada V3S 1E9 (the "Recipient"), (collectively, the "Parties")
(Full Address)

This Agreement effective the 17 day of January , 2011 (the "Effective Date").

WHEREAS:

A. The Discloser is engaged in the research, development and commercialization of an optical rectenna and related activities (the "Technology");

B. The Recipient is interested in investing in the Discloser's Technology;

C. The Discloser wishes to disclose to the Recipient confidential information and proprietary information for the sole purpose of exploring a mutually beneficial business arrangement between the Discloser and the Recipient (the "Purpose"), provided that the Recipient maintains the confidentiality of all such information so disclosed at all times or as hereinafter provided; and

D. The Recipient agrees to receive and maintain the confidentiality of all such information so disclosed at all times or as hereinafter provided.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the promises and of the mutual covenants herein set forth, and for other good and valuable consideration, the Parties hereto have covenanted and agreed as follows:

Confidential Information and Trade Secret

1.1 In this Agreement, "Confidential Information" shall mean any and all knowledge, know-how, information, and/or techniques, in whatever form, disclosed by the Discloser to the Recipient relating to the Discloser's products, services, business, commercial activities, and research and development activities, including without limitation formulae, compilations, programs, prototypes, devices, concepts, designs, methods, techniques, processes, data, know-how, and unique combinations of separate items, which individually may or may not be confidential, which information is not generally known to the public.

1.2 "Trade Secret" consists of information not generally known in the trade or easily ascertainable, which is of commercial value, and which the Discloser wishes to keep secret. This includes without limitation, information relating to personnel, customer lists, business information such as

pricing data, sources of supply, financial data, marketing and commercial strategies, and inventions (whether or not patentable).

1.3 However, such disclosures shall not be considered "Confidential Information" or "Trade Secret" for the purposes of this Agreement *if* and when *the information disclosed:* (a) is published or becomes available to the general public other than through a breach of this Agreement; (b) is lawfully obtained by the Recipient from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the Discloser; (c) is independently developed by employees, agents or consultants of the Recipient who had no knowledge of or access to the Confidential Information or Trade Secret as evidenced by the Recipient's business records; (d) was possessed by the Recipient prior to receipt from the Discloser, other than through prior disclosure by the Discloser, as evidenced by the Recipient's business records; or (e) is made subject to an order by judicial or administrative process requiring the Recipient to disclose any or all of the Confidential Information or Trade Secret, provided however that the Recipient shall promptly notify the Discloser and allow the Discloser reasonable time to oppose such process before disclosing any of the Confidential Information or Trade Secret.

Permissible Use of Confidential Information and Trade Secret

2.1 The Recipient shall only access and use the Confidential Information and/or Trade Secret for the Purpose. No other use direct or indirect, of the Confidential Information and/or Trade Secret is allowed without the prior written consent of the Discloser, including without limitation:

a. duplication;

b. experimentation;

c. commercial exploitation;

d. reverse-engineering;

e. adaptation;

f. translation or disclosure for any reason, other than pursuant to this Agreement, to third parties;

g. manufacture, or sell any device or means incorporating any of the Confidential Information or Trade Secret; and

h. use of the Confidential Information or Trade Secret as the basis for the design or creation of any device or means.

Disclosure of the Confidential Information and Trade Secret

3.1 The Recipient shall not disclose, directly or indirectly, the Confidential Information and/or Trade Secret to third parties, except:

a. to their employees and agents who need to know the Confidential Information and/or Trade Secret in the performance of activities directly related to the Purpose, and then only after such employees and agents have undertaken to comply with the obligations undertaken by the Recipient hereunder; or
b. with the Discloser's prior written consent.

3.2 Upon request of the Discloser, the Recipient shall provide to the Discloser a list of their employees and agents who have been disclosed the Confidential Information and/or Trade Secret as authorized by Section 3.1.

3.3 The Recipient shall safeguard the Confidential Information and/Trade Secret against disclosure to others with the same degree of care as exercised with its own information of a similar nature.

Property Rights

4.1 No right, license, title or interest, either express or implied, under any patent, copyright, trade secret, trademark or other property right is granted hereunder.

Warranties - Liabilities

5.1 Discloser makes no warranty or representation as to the completeness of its Confidential Information and/or Trade Secret and shall have no liability to the Recipient resulting from the use by the Recipient of any such Confidential Information and/or Trade Secret. In no event shall the Discloser be liable for incidental or consequential damages arising from or connected to the Confidential Information and/or Trade Secret transmitted hereunder.

Non-competition

6.1 Recipient shall not directly or indirectly acquire any interest in, or design, create, manufacture, sell or otherwise deal with any item or product, containing, based upon, or derived from the Confidential Information and/or Trade Secret except where agreed to by both of the Parties in writing.

Term

7.1 Within six (6) months after the Parties enter into this Agreement, each Party shall notify the other Party, in writing, of whether the notifying Party is interested in developing a business relationship with the other Party. In the event that no notice is given by a Party or notice indicates that a Party does not wish to develop the business relationship, the Recipient shall be obligated to return the Confidential Information and/or Trade Secret to the Discloser.

7.2 Upon notification by the Recipient that it is interested in developing a business relationship with the Discloser, the Parties shall discuss and agree on the terms of the relationship. If the Parties are unable to agree and conclude an agreement within ninety (90) days or such time mutually agreed upon in writing, this Agreement shall be terminated, and the Recipient shall return all the Confidential Information to the Discloser.

7.3 The Recipient's obligations of confidentiality created in this Agreement shall survive for a period of ten (10) years after the termination of this Agreement, however caused. Notwithstanding the termination of this Agreement, the obligation not to disclose Trade Secret shall remain in perpetuity.

Governing Law

8.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada in force therein without regard to its conflict of law rules.

8.2 The Parties agree that by executing this Agreement they have submitted to the exclusive jurisdiction of the Supreme Court of the Province of British Columbia. Nothing in this Agreement excludes the Parties from seeking injunctive and equitable relief in a court of competent jurisdiction.

Entire Agreement

9.1 This Agreement:

a. constitutes the entire agreement between the Parties relating to the Confidential Information and Trade Secret;

b. supersedes any prior written or oral statements made between the Parties; and
c. none of the terms of this Agreement shall be amended or modified except in writing signed by both of the Parties.

9.2 The recitals form part of the Agreement.

Enurement

10.1 This Agreement shall be binding upon and inure to the benefit of the successor and permitted assigns of each party.

Counterparts

11.1 This Agreement may be executed in two (2) or more counterparts, each of which shall be considered an original, but all of which together will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Acceptance of Terms of the Agreement

12.1 The Parties have indicated acceptance of the terms of this Agreement by each having a duly authorized representative sign and date below.

IN WITNESS WHEREOF the Parties have executed this Agreement on the dates set forth below but effective as of the date first above written.

Execution by Discloser

By: ______________________ (Signature)

Name: **Daryl Ehrmantraut**

Title: **President & CEO**

Date: JAN 17, 2011

Execution by Recipient

By: ______________________ (Signature)

Name: **Steve McGuire**

Title: **President**

Date: Jan 17/2011